SUBSCRIPTION AGREEMENT

                         FISCHER-WATT GOLD COMPANY, INC.
                       1621 North Third Street, Suite 1000
                           Coeur d'Alene, Idaho 83814


     1. Subscription. Pursuant to this subscription agreement (the "Agreement"), the undersigned subscribes to purchase 714,300 units (the "Units") of Fischer-Watt Gold Company, Inc. (the "Company"), a Nevada corporation, at $.14 per Unit, for a total purchase price of $100,002 (the "Purchase Price"). Each Unit consists of two shares of common stock (the "Shares") of the Company and a warrant to purchase one share of common stock of the Company (the "Warrant")(the Shares, the Warrants, and the shares of common stock issuable upon exercise of the Warrants, the "Securities") at an exercise price of $.14 through December 31, 1999. Simultaneously with the execution of this Subscription Agreement the undersigned tenders "goods funds" by check or wire transfer for the amount of the Purchase Price, payable to the Company, as full payment for the Units.

     2. Representations and Warranties. The undersigned hereby represents and warrants to the Company, as follows:

     (a) The undersigned has received from the Company, carefully reviewed, and is familiar with the following reports and other documents which contain information about the Company, its business, and its financial condition.

          (i) Annual Report of the Company on Form 10-KSB for the fiscal year ended January 31, 1997.

          (ii) Quarterly Report of the Company on Form 10-QSB for the quarterly period ended October 31, 1997.

     (b) The undersigned understands that the Company has not yet completed the preparation and filing of its Annual Report on Form 10-KSB for the fiscal year ended January 31, 1998 containing financial statements for the fiscal year ended January 31, 1998, which was required to be filed with the U.S. Securities and Exchange Commission on or before May 1, 1998, and acknowledges that he, she or it has therefore made an investment decision to purchase the Units without the benefit of current financial information concerning the Company. While the Company anticipates having such filing completed in the near future, the Company is therefore not currently in compliance with its periodic reporting obligations under U.S. securities laws and therefore does not presently meet the current public information requirement of Rule
          144. Rule 144 is therefore not presently available for resales of the Securities, other than pursuant to Rule 144(k), and there can be no assurance that it will be available for future resale transactions.

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     (c)  The  undersigned  has adequate  means of providing for his, her or its current needs and possible personal contingencies, and he, she or it has no need, and anticipates no need in the foreseeable future, for liquidity in his, her or its investment in the Units. He, she or it is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, he, she or it is able to hold the Securities for an indefinite period of time and has a sufficient net worth to sustain a loss of the entire investment in the event such loss should occur.

     (d) The undersigned has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on the Company's behalf, concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the undersigned.

     (e) The Securities will be acquired for his, her or its own account for investment, with no present intention of dividing such participation with others or reselling the Securities, and not with a view toward resale or distribution in a manner which would require registration under the Securities Act of 1933, as amended (the "1933 Act") or any applicable state securities laws (the "Blue Sky Laws"), and he, she or it does not now have any reason to anticipate any change in his, her or its circumstances or other particular occasion or event which would cause him, her or it to sell the Securities.

     (f) The true address and social security number or federal tax identification number of the undersigned is set forth below. The undersigned is presently a bona fide resident of, is domiciled in and received the offer and made the decision to invest in the Units in the state listed in such address.

     (g) The undersigned acknowledges that the Company has made available to his, her or its personal advisors and has received and carefully reviewed all materials and information concerning the Company which he, she or it deems material to making an informed investment decision and to evaluate the merits and risks of this investment. In reaching the conclusion that he, she or it desires to acquire the Units, the undersigned has carefully evaluated his, her or its financial resources and investment position and the risks associated with this investment and acknowledges that he, she or it is able to bear the economic risks of losing his, her or its entire investment in the Units and has the capacity to protect his, her or its own interests.

     (h) The undersigned understands that neither the Securities and Exchange Commission nor the securities administrator of any state has made any finding or determination relating to the advisability or fairness of the Units. Any representation to the contrary is a criminal offense.

     (i)  The  undersigned   understands  that  the  Securities  have  not  been
          registered under either the 1933 Act or the Blue Sky Laws and, therefor, cannot be resold or otherwise transferred unless they are registered under the 1933 Act and the applicable Blue Sky Laws or unless an exemption from such registration is available, in which

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


          event the undersigned might still be limited as to the amount of the Securities that may be sold. The undersigned understands that he, she or it has no rights to require registration of the Securities under the 1933 Act or the Blue Sky Laws at any time.

     (j)  The undersigned  understands  that any  certificates  representing the
          Securities   will  be   imprinted   with  a   conspicuous   legend  in
          substantially the following form:

               The securities represented by this certificate have not been registered or qualified under federal or state securities laws. The securities may not be offered, sold, pledged, or otherwise transferred unless so registered or qualified or unless an exemption exists, the availability of which is to be established by an opinion of counsel satisfactory to the Company.

     (k) The undersigned represents that the information contained herein is com plete and accurate and may be relied upon by the Company, and its officers, directors, and agents. The undersigned hereby covenants to notify the Company immediately of any material change in any of the information contained herein prior to the acceptance by the Company of his, her or its subscription.

     (l) The undersigned represents that it has been called to his, her or its attention, by those individuals with whom he, she or it has dealt in connection with an investment in the Company, that this investment involves a high degree of risk which may result in the loss of the total amount of investment.

     (m) The undersigned has not made an overall commitment to investments which are not readily marketable that is disproportionate to his, her or its net worth, and his, her or its investment in the Units will not cause such overall commitment to become excessive.

     (n) The undersigned has such knowledge and experience in business and financial matters and in making decisions of this type as has enabled him or her to evaluate the merits and risks of investing in the Units.

     3. Indemnification. The undersigned acknowledges that he, she or it understands the meaning and legal consequences of the representations and warranties in Section 2 hereof, that the Company, has relied upon such representations and warranties, and agrees to indemnify and hold harmless the Company, and its officers, directors, controlling persons, agents and employees from and against any and all loss, damage or liability due to or arising out of a breach of any such representation, warranty or covenant. All representations, warranties and covenants contained in this Subscription Agreement, and the indemnification contained in this Section 3, shall survive the acceptance of this subscription.


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


     4. Further Agreement. The undersigned recognizes and agrees that the Company shall have the right to accept or reject his, her or its subscription, in whole or in part, for any reason whatsoever.

     5. Successors and Assigns. This Agreement shall be binding upon the Company and shall inure to the benefit of the Company, and its directors, officers and control persons, agents and employees and their successors, heirs, personal and legal representatives, guardians and assigns. This Agreement shall be binding upon and inure to the benefit of the undersigned and his, her or its successors, heirs, personal and legal representatives and guardians. Neither this Agreement nor any part of it shall be assignable by the undersigned.

     6. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Idaho, and to the extent it involves any United States statute, in accordance with the laws of the United States.

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                    SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT


1.       Date May ___, 1998

2.       Number of Units subscribed for :  714,300

3.       Purchase Price ($.14 per Unit):  $100,002

4.       Name of Subscriber: James Michael Seed Trust

-------------------------------              ----------------------------------
Signature of Subscriber                      Taxpayer Identification or
                                             Social Security Number

-------------------------------              ----------------------------------
Signature of Joint Subscriber                Taxpayer Identification or
(if any)                                     Social Security Number

-------------------------------              ----------------------------------
Name and Residence Address:                  Mailing Address if Different
(Post Office Address Not Acceptable)         From Residence Address:
                                             (Post Office Address is Acceptable)

-------------------------------              ----------------------------------
Name (please print)                          Name (please print)

-------------------------------              ----------------------------------
Number and Street                            Number and Street

-------------------------------              ----------------------------------
City     State    Zip Code                   City     State    Zip Code

Type of Ownership (check one):

         Individual Ownership
         Joint Tenants with Right of Survivorship (all sign)
---------
         Tenants in Common (all sign)
---------
         Trust
---------
         S Corporation
---------
         C Corporation
---------
         Partnership
---------
         Limited Liability Company
---------
         IRA
---------
         Other (please specify type of entity                                  )
---------                                     ---------------------------------

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


                                   ACCEPTANCE


This Subscription Agreement is hereby accepted as of May __, 1998.


                                         FISCHER-WATT GOLD COMPANY, INC., a
                                         Nevada corporation


                                         By:
                                            ------------------------------------
                                            George Beattie, President

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